Exhibit 99.1

Collectors Universe sets Record Q2 Revenues and 1st Half Operating Results

Revenues up 24% and Operating Income up 48% in the second quarter

NEWPORT BEACH, CA – February 4, 2020 — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of collectibles, today announced financial results for its second quarter of fiscal year 2020.

Q2, 2020 versus Q2, 2019 Financial Highlights:

■	Revenues up 24% to $19.5 million versus $15.7 million
■	Gross Profit Margin stable at 56% in both second quarters
■	Operating Margin up to 17% of revenues ($3.3 million) versus 14% ($2.2 million)
■	Diluted EPS at $0.29 versus $0.17

Q2 and First Six Months Review:

■

The $3.8 million revenue increase in this year’s second quarter to $19.5 million included a $2.1 million, or 35%, increase in cards/autographs revenues and a $1.8 million, or 21%, increase in coin revenues. The cards/autographs revenues represented a second quarter record for that business. China coin revenues at $2.0 million in this year’s quarter were up $1.3 million, or 185%, from last year’s second quarter.

■

The 19% increase in revenues to $39.7 million in the first six months of this year, represented record first half revenues and included a $4.1 million, or 34%, increase in cards/autographs revenues and a $2.7 million, or 14%, increase in coin revenues. The cards/autographs revenues represented record six months revenues for that business. China coin revenues at $3.3 million in the first six months were up $1.5 million, or 86%, from last year’s first six months.

■

The gross profit margins at 56% and 58% in this year’s second quarter and first six months, as compared to 56% and 57% in last year’s second quarter and first six months, reflect improved gross profit margins in our coin business due to higher coin revenues, partially offset by lower gross profit margins in our cards/autographs business, as we build capacity to reduce the record backlog in that business.

■

The 48% and 57% increase in operating income in this year’s second quarter and first six months to $3.3 million and $7.9 million, represented operating margins of 17% and 20% as compared to 14% and 15% in the same respective periods of the prior year.

■

Net income in this year’s second quarter was $2.6 million, or $0.29 per diluted share, as compared to $1.5 million, or $0.17, per diluted share in last year’s second quarter. For the six months, net income was $6.2 million, or $0.69 per diluted share, as compared to $3.6 million, or $0.40 per diluted share, in last year’s first six months.

■

The Company’s cash position as of December 31, 2019 was $22.2 million, as compared to $19.2 million as of June 30, 2019. Net cash generated of $3.0 million in the six months included cash generated from operating activities of $7.9 million, partially offset by $3.1 million used to pay cash dividends to stockholders, $1.4 million used for capital expenditures and capitalized software costs and $0.4 million used to pay down the Company’s term loan.

■	On January 23, 2020, we announced our quarterly cash dividend of $0.175 per share, which will be paid on February 28, 2020 to stockholders of record on February 14, 2020.

Collectors Universe, Inc.

Management Commentary:

Joseph J. Orlando, President and Chief Executive Officer, stated, “Collectors Universe followed a strong revenue performance in this year’s Q1 with another one in Q2, which resulted in an all-time second quarter record. Historically, Q2 tends to be our seasonally slowest of the four quarters. This year, however, our momentum kept Q2 virtually on par with the preceding few quarters from a revenue perspective. In addition, in this year’s second quarter, both PCGS and PSA showed double-digit revenue growth versus last year’s second quarter. Furthermore, our cash position improved year-over-year from $12.4 million to $22.2 million. Now halfway through this fiscal year, the Company is currently pacing for another record annual revenue performance.”

Orlando continued, “PCGS has made a concerted effort to improve everything from marketing to business development to customer service, and it is showing in the division’s performance. PCGS U.S. revenues were up across the board in this year’s Q2 versus last year’s Q2. PCGS now heads into its busy Bulk season, with the release of the 2020 Naismith Basketball Hall of Fame commemorative coin coming in April as Q4 begins. The more creative our customized packaging is for each newly minted coin, the more opportunities this part of the business will have to grow. Within our PCGS International services, our Shanghai office turned in a standout revenue performance, eclipsing Q2 in fiscal 2019 by 185% or about $1.3 million. The coin business continues to gain steady traction in China. After some restructuring, this part of our company generated operating income through the first half of our fiscal year, which is an important milestone.”

“The PSA and PSA/DNA business set another second quarter revenue record for the division. This includes all-time record output for the division in any quarter, shipping over 770,000 total collectibles. Some of the early modifications made during our operational revamp are helping improve efficiency, but the backlog continues to grow to unprecedented levels. The faster we have returned the product to our customer base, the faster the submissions come back to us. In this year’s Q2, PSA receiving averaged over 68,000 submissions per week, with peaks north of 85,000 units, the highest weekly figures for this division, in our history. While this trend is extremely positive for the growth of the business, our company continues to invest in people and technology, which can help improve turnaround times for our loyal customer base.”

Outlook:

“Looking ahead to the third quarter, the management team continues its focus on maximizing efficiency in operations as we delve further into our busy Bulk coin season. In addition, new anti-counterfeiting security features are being incorporated into our 2020 PCGS and PSA products. Additionally, while our business in China is not a material contributor to our overall revenues at this time, this part of our company may be adversely affected by the coronavirus outbreak and the related travel restrictions and business closures, in the short term. Finally, we are exploring new opportunities that can help us profitably grow the Collectors Universe business in the future.”

Conference Call and Webcast

Collectors Universe will host a conference call to discuss results on Tuesday, February 4, 2020 at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may participate in the conference call by dialing 334-777-6978 or 800-367-2403, five to ten minutes prior to the initiation of the call. A replay of the conference call will be available through February 18, 2020 by dialing 888-203-1112 or 719-457-0820 and entering access code 8634906#. A live webcast of the conference call will also be available on the Collectors Universe website, www.collectorsuniverse.com under Investor Relations: Events and Presentations. The webcast will be archived for 12 months.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia (“collectibles”) and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company's website, http://www.collectorsuniverse.com and is also published in print.

Collectors Universe, Inc.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from expectations regarding our future financial performance that are expressed in, or that may be implied or inferred from the discussion of our operating results in this news release. Those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the following: our continued dependence on our coins, and cards and autographs businesses, which historically have generated more than 90% of our total consolidated revenues and a substantial portion of our operating income, which make our operating results more vulnerable to conditions that could adversely affect those businesses, such as stagnation of precious metals prices that could adversely affect our coin revenues; the risk that domestic or international economic conditions may deteriorate as a result of events outside of our control, that could lead to reductions in the demand for our collectibles authentication and grading services and, consequently, in our revenues and operating results; the risk that the weakness or volatility of economic conditions will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for our services; the risks that claims under our coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves we maintain for such claims, will prove to be inadequate, which could cause our gross margin and operating results to decline or cause us to incur operating losses; the risk that our strategies of offering services in newer geographic areas, such as Europe and Asia, or potentially investing in new lines of business, will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; the risks and added complexity of conducting business overseas; the risk that it may become necessary for us to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of our control, such as adverse economic or market conditions, as well as our financial performance and the cash needs of our business in the future; and the risk that the recent outbreak of a new coronavirus in China and the travel restrictions and business closures being imposed in response to that outbreak, will adversely affect our revenues and operating performance in China.

Additional information regarding these risks and other risks and uncertainties to which our business is subject is contained in Item 1A, entitled “Risk Factors”, in our Annual Report on Form 10-K for our fiscal year ended June 30, 2019 and in Item 1A in Part II of Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, which we filed with the Securities and Exchange Commission on August 28, 2019 and today, respectively. Readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained, implied or inferred, in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission, which speak only as of their respective dates. We also disclaim any obligation to update or revise any of the forward-looking statements contained in this news release or in our Annual Report on Form 10-K, as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact:

Joseph Orlando

President and Chief Executive Officer

949-567-1170

Email: jorlando@collectors.com

Joseph Wallace

Senior Vice President and Chief Financial Officer

949-567-1245

Email: jwallace@collectors.com

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Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Net revenues	$19,456	$15,704	$39,666	$33,199
Cost of revenues	8,533	6,953	16,634	14,155
Gross profit	10,923	8,751	23,032	19,044
Operating expenses:
Selling and marketing expenses	2,489	2,486	5,122	5,294
General and administrative expenses	5,160	4,051	9,999	8,709
Total operating expenses	7,649	6,537	15,121	14,003
Operating income	3,274	2,214	7,911	5,041
Interest and other income (expense), net	4	(145)	75	(142)
Income before provision for income taxes	3,278	2,069	7,986	4,899
Provision for income taxes	664	588	1,759	1,287
Net Income	$2,614	$1,481	$6,227	$3,612

Net income per basic share:
Basic	$0.29	$0.17	$0.69	$0.40
Diluted	$0.29	$0.17	$0.69	$0.40

Weighted average shares outstanding:
Basic	8,980	8,936	8,976	8,934
Diluted	9,061	8,947	9,060	8,954
Dividends declared per common share	$0.175	$0.175	$0.35	$0.35

Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, except per share data)

(Unaudited)

	December 31, 2019	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$22,189	$19,225
Accounts receivable, net of allowance of $99 and $72 at December 31 and June 30, 2019, respectively	2,207	2,408
Inventories, net	2,203	1,965
Prepaid expenses and other current assets	1,771	1,400
Total current assets	28,370	24,998

Property and equipment, net	7,155	7,259
Operating lease right-of-use assets	9,035	-
Goodwill	2,083	2,083
Intangible assets, net	2,388	2,329
Deferred income tax assets	561	561
Other assets	462	463
Total assets	$50,054	$37,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,032	$2,540
Accrued liabilities	1,832	1,873
Accrued compensation and benefits	3,605	4,095
Current portion of long-term debt	750	750
Operating lease liabilities, current	2,324	-
Income taxes payable	79	608
Deferred revenue	4,115	3,428
Total current liabilities	15,737	13,294

Long Term Debt	1,313	1,688
Operating lease liabilities, non-current	10,366	-
Deferred rent	-	3,764

Commitments and contingencies	-	-

Stockholders’ equity:
Preferred stock, $.001 par value; 3,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $.001 par value; 20,000 shares authorized; 9,238 and 9,153 issued and outstanding at December 31 and June 30, 2019, respectively.	9	9
Additional paid-in capital	87,948	87,343
Accumulated deficit	(65,319)	(68,405)
Total stockholders’ equity	22,638	18,947
Total liabilities and stockholders’ equity	$50,054	$37,693

Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Six Months Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,227	$3,612
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization expense	1,469	1,428
Stock-based compensation expense	605	468
Non-cash lease expense	(110)	-
Provision (recovery) for bad debts	27	(1)
Provision for inventory write-down	173	168
Provision for warranty	157	330
Change in operating assets and liabilities:
Accounts receivable	175	441
Inventories	(411)	(12)
Prepaid expenses and other	(371)	243
Other assets	1	6
Accounts payable and accrued liabilities	307	(398)
Accrued compensation and benefits	(490)	(689)
Income taxes payable	(529)	85
Deferred revenue	687	326
Deferred rent	-	344
Net cash provided by operating activities	7,917	6,351

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(803)	(505)
Capitalized software	(621)	(468)
Net cash used in investing activities	(1,424)	(973)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments under Term Loan	(375)	(188)
Dividends paid to common stockholders	(3,154)	(3,351)
Net cash used in financing activities	(3,529)	(3,539)

Net increase in cash and cash equivalents	2,964	1,839
Cash and cash equivalents at beginning of period	19,225	10,581
Cash and cash equivalents at end of period	$22,189	$12,420

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$65	$79
Income taxes paid during the period	$2,283	$1,319